EXHIBIT 31.3

Noble Corporation, a Cayman Islands company

I, Dennis J. Lubojacky, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Noble Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2014

/s/ Dennis J. Lubojacky
Dennis J. Lubojacky Vice President and Chief Financial Officer of Noble Corporation, a Cayman Islands company